EXHIBIT 99

                                [GRAPHIC OMITTED]

              THERMOGENESIS CORP. ANNOUNCES SECOND QUARTER RESULTS

   Record Q2 Revenues and Gross Margin Increase 18% over Prior Year - Company
       Makes Key Investments in New Product Development, Clinical Trials &
          Compliance with Section 404 of the Sarbanes-Oxley Act of 2002

Rancho Cordova,  California  (February 9, 2005) - THERMOGENESIS  CORP.  (Nasdaq:
KOOL) today announced results for its second quarter of fiscal 2005. Net revenues for the quarter ended December 31, 2004 increased 18% to a second quarter record of $2,954,000, compared to $2,500,000 for the second quarter of fiscal 2004. The gross margin for the second quarter increased 18% to $950,000 or 32% of net revenues compared to $802,000 or 32% of net revenues for the quarter ended December 31, 2003. The net loss for the quarter ended December 31, 2004, was $1,841,000 or $0.04 per basic and diluted common share compared to $1,223,000 or $0.03 per basic and diluted common share for the second quarter of fiscal 2004.

The net revenues for the six months ended December 31, 2004 were $5,351,000 as compared to $4,643,000 for the six months ended December 31, 2003, an increase of 15%. For the six months ended December 31, 2004, the gross profit increased to $1,730,000 or 32% compared to $1,391,000 or 30% for the first six months of the prior year. For the six months ended December 31, 2004, the net loss was $3,720,000 or $0.08 per basic and diluted share as compared to $2,462,000 or $0.06 per basic and diluted share for the six months ended December 31, 2003.

The increased operating expenses for the six months ended December 31, 2004 were used for the following:

        o To employ an outside Design and Development Engineering firm to accelerate the development of the ("Divide and Capture") DAC Blood Separation System. We are now concluding the internal validation and beginning alpha tests and preparing manufacturing units for beta launch in the fourth quarter.

        o To upgrade and expand our engineering capabilities by the addition of our new Vice President of R&D and expansion of our engineering and scientific staff to assure that ongoing product development efforts of DAC, Thrombin Processing Device ("TPD") and other projects to meet our 3-Year Business Plan milestones.

        o To increase our Phase III CryoSeal FS System clinical sites to eight in an effort to complete our 150 patient enrollment by April 30, 2005.

        o To employ marketing studies of the distribution opportunities for the DAC technology outside of cord blood stem cells.

        o Legal fees related to contract negotiations on pending strategic distribution agreements and patent filings and issues.

        o To employ outside advisors and absorb increased audit fees in connection with Sarbanes-Oxley Section 404 compliance.

Kevin Simpson, President and Chief Operating Officer stated, "Last quarter, we indicated that the planned increase in spending is necessary to complete the development and launch of the new disposable products needed to take the Company to the next level of revenues, gross margin and ultimately, profitability. We are pleased with the results of these investments and look forward to the acceptance of these products in their respective markets."

The DAC System semi-automates the separation of whole blood into components. The System allows up to six units to be processed simultaneously. Included in the blood processing set is a patented 25 ml freezing bag suitable for long term storage in the -196 C liquid nitrogen of the (R) System.

The TPD is a stand-alone disposable which is designed to produce 8.5 ml of autologous thrombin from approximately 11 ml of patient plasma for various applications, including topical hemostasis or release of growth factors from platelets. The Company anticipates market launch of the TPD in Europe in the fourth quarter of fiscal 2005. The TPD is not available in the United States.

Company Conference Call
Management will host a conference call today, February 9, 2005 at 11:00am PST to review the financial results and other corporate events, followed by a Q&A session. The call can be accessed by dialing: (800) 860-2442 within the U.S. or
(412) 858-4600 outside the U.S and giving the conference name "THERMOGENESIS". Participants are asked to call the assigned number approximately 5 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing: (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and entering the following account number: 459# and the following passcode: 364495.

About ThermoGenesis Corp.
ThermoGenesis Corp. is a leader in enabling technologies for cell therapeutics. The Company's technology platforms lead the world in their ability to produce biological products from single units of blood. Umbilical cord blood banks are utilizing the Company's BioArchive System as a critical enabling technology for cryogenic archiving of stem cells for transplant, while its CryoSeal(R) FS System is used to prepare hemostatic and adhesive surgical sealants from patient blood in about an hour. ThermoGenesis Corp. has been a leading supplier of state-of-the-art Ultra-Rapid Blood Plasma Freezers and Thawers to hospitals and blood banks since 1992.

   The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the Company's control with respect to market acceptance of new technologies and products, delays in testing and evaluation of products and other risks detailed from time to time in the Company's filings with the
                      Securities and Exchange Commission.

                         For More Information, Contact:
                               THERMOGENESIS CORP.
                          Kevin Simpson: (916) 858-5100
                 or visit the web site at www.thermogenesis.com

                               THERMOGENESIS CORP.
                       Condensed Statements of Operations
                                   (Unaudited)

                                                           Three Months Ended                          Six Months Ended
                                                              December 31,                               December 31,
                                                       2004                2003                 2004                  2003
                                                 -----------------    ----------------     ----------------     ------------------

Net revenues                                        $2,954,000          $2,500,000           $5,351,000             $4,643,000

Cost of revenues                                     2,004,000           1,698,000            3,621,000              3,252,000
                                                 -----------------    ----------------     ----------------     ------------------

    Gross profit                                       950,000             802,000            1,730,000              1,391,000
                                                 -----------------    ----------------     ----------------     ------------------

Expenses:

  Selling, general and administrative                1,452,000           1,285,000            2,886,000              2,421,000

  Research and development                           1,395,000             748,000            2,664,000              1,447,000
                                                 -----------------    ----------------     ----------------     ------------------

    Total operating expenses                         2,847,000           2,033,000            5,550,000              3,868,000

Interest and other income, net                          56,000               8,000              100,000                 15,000
                                                 -----------------    ----------------     ----------------     ------------------

Net loss                                           ($1,841,000)        ($1,223,000)         ($3,720,000)           ($2,462,000)
                                                 =================    ================     ================     ==================

Basic and diluted net loss per common share             ($0.04)             ($0.03)              ($0.08)                ($0.06)
                                                 =================    ================     ================     ==================

Shares used in computing per share data             45,100,050          40,265,493           45,011,948             39,862,971
                                                 =================    ================     ================     ==================

                               THERMOGENESIS CORP.
                            Condensed Balance Sheets
                                   (Unaudited)

                                                                              December 31,             June 30,
                                                                                  2004                   2004
                                                                           --------------------    ------------------
ASSETS
Current assets:
  Cash, cash equivalents and short term investments                                $13,022,000           $16,612,000
  Accounts receivable, net                                                           2,598,000             3,107,000
  Inventories                                                                        3,035,000             2,470,000
  Other current assets                                                                 617,000               582,000
                                                                           --------------------    ------------------

      Total current assets                                                          19,272,000            22,771,000

Equipment, net                                                                       1,241,000             1,146,000

Other assets                                                                           149,000               197,000
                                                                           --------------------    ------------------

                                                                                   $20,662,000           $24,114,000
                                                                           ====================    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                  $1,158,000            $1,709,000
  Other current liabilities                                                          1,053,000             1,264,000
                                                                           --------------------    ------------------

      Total current liabilities                                                      2,211,000             2,973,000

Long-term obligations and note payable                                                 103,000               173,000

Stockholders' equity                                                                18,348,000            20,968,000
                                                                           --------------------    ------------------

                                                                                   $20,662,000           $24,114,000
                                                                           ====================    ==================